UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2010
AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
70 Pine Street
New York, New York 10270
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 770-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1
EX-99.2

Item 7.01. Regulation FD Disclosure
On October 17, 2010, AIA Group Limited issued a press release announcing the details of a global offering and proposed listing of its shares on the Main Board of The Stock Exchange of Hong Kong Limited. On October 18, 2010, a Hong Kong prospectus relating to the proposed initial public offering and listing of AIA Group Limited on the Hong Kong Stock Exchange was posted on the stock exchange website and made available to investors in Hong Kong. In addition, on the same day, Supplement Number 1 was provided to certain potential investors of AIA Group Limited to provide them with certain additional information included in the final prospectus and to supplement a preliminary offering circular that included substantially all of the information relating to AIA Group Limited that was posted on the website of the Hong Kong Stock Exchange on October 4, 2010.
The AIA press release and Supplement Number 1 are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
99.1	Press Release of AIA Group Limited, dated October 17, 2010.

99.2	AIA Supplement Number 1, dated October 18, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)
Date: October 18, 2010	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of AIA Group Limited, dated October 17, 2010.

99.2	AIA Supplement Number 1, dated October 18, 2010.